As filed with the U.S. Securities and Exchange Commission on October 12, 2021.
Registration No. 333-254695

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROJECT ENERGY REIMAGINED ACQUISITION CORP.
(Exact name of registrant as specified in its charter)
Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1582574 (I.R.S. Employer Identification Number)
3 Lagoon Drive, Suite 170
Redwood City, California 94065
(260) 515-9113
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Srinath Narayanan
Chief Executive Officer
Project Energy Reimagined Acquisition Corp.
3 Lagoon Drive, Suite 170
Redwood City, California 94065
(260) 515-9113
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Carol Anne Huff David A. Sakowitz Winston & Strawn LLP 35 W. Wacker Drive Chicago, IL 60601 Tel: (312) 558-5600	Matthew Gilbert Maples and Calder 11th Floor 200 Aldersgate Street London EC1A 4HD Tel: (345) 949-8066	Derek J. Dostal Roshni Banker Cariello Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	28,750,000 Units	$10.00	$287,500,000	$31,367
Class A ordinary shares included as part of the units(3)	28,750,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	14,375,000 Warrants	—	—	—(4)
Total			$287,500,000	$31,367(5)
(1)   Estimated solely for the purpose of calculating the registration fee.
(2)   Includes 3,750,000 units, consisting of 3,750,000 Class A ordinary shares and 1,875,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)   Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.
(4)   No fee pursuant to Rule 457(g).
(5)   This amount has previously been paid.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
Project Energy Reimagined Acquisition Corp. (alternately, the “Registrant,” “we,” “us,” “our” and other similar terms) is filing this Amendment No. 2 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-254695) as an exhibits only filing to file the exhibits attached hereto. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The prospectus is unchanged and has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
(a)
Exhibits. The following exhibits are being filed herewith:

EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Memorandum and Articles of Association.*
3.2	Amended and Restated Memorandum and Articles of Association.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Ordinary Share Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
5.1	Opinion of Winston & Strawn LLP.*
5.2	Opinion of Maples and Calder, Cayman Islands legal counsel to the Registrant.*
10.1	Form of Letter Agreement among the Registrant, Smilodon Capital, LLC and each of the executive officers and directors of the Registrant.**
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.3	Form of Registration Rights Agreement among the Registrant, Smilodon Capital, LLC and the Holders signatory thereto.*
10.4	Form of Private Placement Warrants Purchase Agreement between the Registrant and Smilodon Capital, LLC.*
10.5	Form of Indemnity Agreement.*
10.6	Promissory Note issued to Smilodon Capital, LLC.*
10.7	Securities Subscription Agreement between the Registrant and Smilodon Capital, LLC.*
10.8	Form of Administrative Services Agreement between the Registrant and EWI Capital SPAC I LLC.*
10.9	Forward Purchase Agreement between the Registrant and EWI Capital SPAC I LLC.*
10.10	Form of Founder Share Transfer Agreement by and among the Registrant, Smilodon Capital, LLC and the investors party thereto.*
14	Form of Code of Ethics.*
23.1	Consent of Marcum LLP.*
23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).*
23.3	Consent of Maples and Calder (included in Exhibit 5.2).*
24	Power of Attorney (included on signature page to a previous filing).*

Exhibit No.	Description
99.1	Form of Audit Committee Charter.*
99.2	Form of Compensation Committee Charter.*
99.3	Consent of Sanjay Mehta.*
99.4	Consent of Michael Browning.*
99.5	Consent of Eric Spiegel.*
99.6	Consent of Nina Jensen.*

*
Previously filed.

**
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, California, on the 12th day of October, 2021.
PROJECT ENERGY REIMAGINED ACQUISITION CORP.
By:	/s/ Srinath Narayanan Srinath Narayanan Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Srinath Narayanan Srinath Narayanan	Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	October 12, 2021

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Project Energy Reimagined Acquisition Corp., in the City of Menlo Park, California, on the 12th day of October, 2021.
By:
/s/ Srinath Narayanan

Name:
Srinath Narayanan

Title:
Chief Executive Office